Exhibit 99.1
Planet Reports Financial Results for First Quarter of Fiscal Year 2026
Delivers Record Revenue in Q1 of $66.3 million, Up +10% YoY
Increased RPOs +262% YoY to $451.9 Million; Backlog +140% YoY to $527.0 Million
Generates $17.3 million of Net Cash Provided by Operating Activities
Achieves First-ever Quarter of Positive Free Cash Flow at $8.0 million

San Francisco, CA – June 4, 2025 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about Earth, today announced financial results for the period ended April 30, 2025.

“We had an excellent first quarter, exceeding our expectations, demonstrating solid validation of our strategic direction and great execution,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “Looking ahead, we’re responding to strong demand signals by prioritizing the delivery of global insights at scale via AI-enabled solutions and rapidly expanding our satellite services offering.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “We delivered record revenue, our second quarter of adjusted EBITDA profitability and our first-ever quarter of positive free cash flow.” Ms. Johnson continued, “Our balance sheet grew to approximately $226.1 million of cash, cash equivalents, and short-term investments as of the end of the quarter, and we continue to have good visibility to meaningful revenue growth rate acceleration.”

First Quarter of Fiscal Year 2026 Financial and Key Metric Highlights:
•First quarter revenue increased 10% year-over-year to a record $66.3 million.
•Percent of recurring annual contract value (ACV) for the first quarter was 97%.
•First quarter gross margin was 55%, compared to 52% in the first quarter of fiscal year 2025. First quarter non-GAAP gross margin was 59%, compared to 55% in the first quarter of fiscal year 2025.
•First quarter net loss was ($12.6) million, compared to ($29.3) million in the first quarter of fiscal year 2025.
•First quarter adjusted EBITDA was $1.2 million of profit, compared to a ($8.4) million loss in the first quarter of fiscal year 2025.
•First quarter GAAP net loss per share was ($0.04) and non-GAAP net income per share was $0.00.
•First quarter net cash provided by operating activities was $17.3 million, and free cash flow was $8.0 million.
•Ended the quarter with $226.1 million in cash, cash equivalents and short-term investments.

Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships
•European Defense & Intelligence Customer: During Q1, Planet was awarded an eight-figure ACV contract by a European defense & intelligence customer for PlanetScope and Maritime Domain Awareness (MDA) products. MDA is a high frequency, broad area solution with partner-enabled analytics for vessel identification and classification, enabling customers to monitor large areas of open ocean for mission-critical situational awareness.
•California Air Resource Board: Planet was selected as the primary subcontractor for the California Air Resource Board’s (CARB) Satellite Data Purchase Program (SDPP). The $95M SDPP multi-year contract was awarded to Carbon Mapper with Planet as a subcontractor to provide the state of California with methane data built upon Tanager hyperspectral collections, and other Planet data products. SDPP will primarily utilize Planet data to identify and track methane emissions in California and worldwide.
•The German Federal Ministry of the Interior and Community (BMI) and the German Federal Agency for Cartography and Geodesy (BKG): Planet announced an expansion of our seven-figure ACV contract with the German government, which includes insights from Planetary Variables, water monitoring services from Planet’s partner EOMAP and access to Planet’s Insights Platform. The data will be used for monitoring water, forests, agriculture, socio-economics, and land-use, and support federal monitoring campaigns and environmental assessments.
•Welsh Government: During Q1, Planet expanded its business with the Welsh government to help inform agricultural policy and natural resource management. With Planet’s high cadence satellite imagery, historical archive, and tasking capabilities, the Welsh government is deriving data-informed management plans for agricultural efficiency, water and land use change, and emergency response.
•OnX: Planet closed a multi-year expansion with onX, an outdoor digital navigation company, to inform its suite of recreation apps, with PlanetScope products. With Planet satellite data, the apps enable users to gain situational awareness of environmental change and natural hazards across the United States.

New Technologies and Products
•Aircraft Detection: Planet released its new Aircraft Detection Analytic Feed, which automates detection of aircraft, including commercial, private, and military, at a global scale. This AI-powered product provides global insights and time series analytics to analyze patterns of life, geopolitical anomalies, and regional events based on Planet's high frequency scan of the Earth.
•Insights Platform Self-Serve Enhancement: Planet enhanced its self-service purchasing offering for small customers to make it easier to get started with the Planet Insights Platform. This supports Planet’s strategy to efficiently support its small customers with a flexible and scalable model that grows with their operations.
•Tanager-1 and Pelican-2: Tanager-1 is serving a number of customers across the energy, defense, civil government, and agriculture markets and bringing down approximately 300,000 sq-km of hyperspectral data every day. Meanwhile, Pelican-2 has completed its commissioning process, has a fully validated payload and optics, and begun providing data to select customers.

Financial Outlook
For the second quarter of fiscal year 2026, ending July 31, 2025, Planet expects revenue to be in the range of approximately $65 million to $67 million. Non-GAAP gross margin is expected to be in the range of approximately 56% to 57%. Adjusted EBITDA loss is expected to be in the range of approximately ($4) million to ($2) million for the quarter. Capital expenditures are expected to be in the range of approximately $17 million and $22 million for the quarter.

For the full fiscal year 2026, Planet expects revenue to be in the range of approximately $265 million to $280 million. Non-GAAP gross margin is expected to be in the range of approximately 55% to 57%. Adjusted EBITDA loss is expected to be in the range of approximately ($12) million and ($7) million. Capital expenditures are expected to be in the range of approximately $50 million and $65 million for the year.

Planet has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the second quarter of fiscal year 2026 and full fiscal year 2026 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, June 4, 2025. The webcast can be accessed at www.planet.com/investors/. The webcast replay will be available at the same location approximately two hours following the event and will remain accessible for at least 1 year. If you would prefer to register for the conference call, please go to the following link: https://www.netroadshow.com/events/login?show=bb93c5e7&confId=81929. You will then receive your access details via email.

Additionally, a supplemental presentation has been provided on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter) or tune in to HBO’s ‘Wild Wild Space’.

Channels for Disclosure of Information
Planet intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.planet.com) and its blog (planet.com/pulse) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. It is possible that the information Planet posts on its blog could be deemed to be material information. As such, Planet encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Planet’s Use of Non-GAAP Financial Measures
This press release includes non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described further below, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, backlog and free cash flow, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these Non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP gross profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination. The Company defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates non-GAAP cost of revenue, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, and non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and certain litigation expenses, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates non-GAAP loss from operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, employee transaction bonuses in connection with the Sinergise business combination, and certain litigation expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share: The Company defines and calculates non-GAAP net income (loss) as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employee transaction bonuses in connection with the Sinergise business combination, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, other income (expense), net, restructuring costs, certain litigation expenses, and employee transaction bonuses in connection with the Sinergise business combination.

The Company presents non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described above, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per diluted share and adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates backlog as remaining performance obligations plus the cancelable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Free Cash Flow: The Company defines and calculates free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

The Company presents free cash flow because it believes free cash flow provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity. Management uses free cash flow, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates annual contract value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract, excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV book of business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform self-service paying users. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV book of business. The Company does not annualize short-term contracts in calculating its EoP ACV book of business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of recurring ACV is the portion of the total EoP ACV book of business that is recurring in nature. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users. The Company defines percent of recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Planet Insights Platform self-service paying users) divided by the total dollar value of all contracts in our EoP ACV book of business. The Company believes percent of recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks percent of recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of percent of recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV book of business, which is used as part of the calculation of percent of recurring ACV.

EoP Customer Count: The Company defines EoP customer count as the total count of all existing customers at the end of the period excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users. For EoP customer count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP customer count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP customer count, the Company does not include users that only utilize the Company’s self-service Planet Insights Platform web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. The Company believes excluding these users from EoP customer count creates a more useful metric, as the Company views the Planet Insights Platform starter packages as entry points for smaller accounts, leading to broader awareness of the Company’s solutions throughout their networks and organizations. The Company believes EoP customer count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of the Company’s platform and is a measure of the Company’s success in growing its market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines capital expenditures as a percentage of revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital expenditures as a percentage of revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes capital expenditures as a percentage of revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Net Dollar Retention Rate: The Company defines Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company defines existing customers as customers with an active contract with the Company. The Company believes Net Dollar

Retention Rate is a useful metric for investors as it can be used to measure its ability to retain and grow revenue generated from its existing customers, on which its ability to drive long-term growth and profitability is, in part, dependent. The Company uses Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across its products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV.

Net Dollar Retention Rate including Winbacks: The Company assesses two metrics for net dollar retention–Net Dollar Retention Rate, as described above, and Net Dollar Retention Rate including winbacks. A winback is a previously existing customer that was inactive at the start of the measurement period but has reactivated during the measurement period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is counted as a new customer and therefore excluded from the retention rate metrics. The Company defines Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company believes this metric is useful to investors as it captures the value of customer contracts that resume business with the Company after being inactive and thereby provides a quantification of the Company’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention Rate set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned,” “structured” or the negative of these words or other similar terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, expected financial and operating results, the expected value of contracts that Planet has entered into and the timing and amount of revenue that Planet will recognize, Planet’s growth opportunities, Planet’s expectations regarding future product development and performance, including with respect to AI, Planet’s expectations regarding the launch and operations of its satellites, including with respect to timing, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent filings with the SEC that Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter ended April 30, 2025, are not necessarily indicative of its operating results for any future periods.

PLANET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)	April 30, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$133,471	$118,048
Restricted cash and cash equivalents, current	6,607	6,598
Short-term investments	92,624	104,027
Accounts receivable, net	74,663	55,833
Prepaid expenses and other current assets	17,447	17,719
Total current assets	324,812	302,225
Property and equipment, net	122,473	121,749
Capitalized internal-use software, net	19,783	18,974
Goodwill	138,490	136,349
Intangible assets, net	27,764	27,452
Restricted cash and cash equivalents, non-current	5,526	5,348
Operating lease right-of-use assets	17,927	19,752
Other non-current assets	1,615	1,947
Total assets	$658,390	$633,796
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,097	$2,604
Accrued and other current liabilities	28,823	42,600
Deferred revenue	108,336	82,275
Liability from early exercise of stock options	4,482	5,378
Operating lease liabilities, current	8,816	9,221
Total current liabilities	154,554	142,078
Deferred revenue	29,676	11,182
Deferred hosting costs	7,750	5,368
Public and private placement warrant liabilities	7,690	18,077
Operating lease liabilities, non-current	10,806	12,392
Contingent consideration	2,697	2,883
Other non-current liabilities	415	530
Total liabilities	213,588	192,510
Stockholders’ equity
Common stock	28	28
Additional paid-in capital	1,656,709	1,645,356
Accumulated other comprehensive income (loss)	3,694	(1,097)
Accumulated deficit	(1,215,629)	(1,203,001)
Total stockholders’ equity	444,802	441,286
Total liabilities and stockholders’ equity	$658,390	$633,796

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2025	2024
Revenue	$66,265	$60,440
Cost of revenue	29,662	28,757
Gross profit	36,603	31,683
Operating expenses
Research and development	23,074	25,589
Sales and marketing	16,314	21,485
General and administrative	19,986	19,180
Total operating expenses	59,374	66,254
Loss from operations	(22,771)	(34,571)
Interest income	1,884	3,107
Change in fair value of warrant liabilities	10,387	1,530
Other income (expense), net	(1,200)	1,083
Total other income, net	11,071	5,720
Loss before provision for income taxes	(11,700)	(28,851)
Provision for income taxes	928	442
Net loss	(12,628)	(29,293)
Basic and diluted net loss per share attributable to common stockholders	$(0.04)	$(0.10)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	300,267,952	288,268,718

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended April 30,
(in thousands)	2025	2024
Net loss	$(12,628)	$(29,293)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	4,775	(534)
Change in fair value of available-for-sale securities	16	(512)
Other comprehensive income (loss), net of tax	4,791	(1,046)
Comprehensive loss	$(7,837)	$(30,339)

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended April 30,
(In thousands)	2025	2024
Operating activities
Net loss	$(12,628)	$(29,293)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	11,082	13,103
Stock-based compensation, net of capitalized cost	12,542	13,072
Change in fair value of warrant liabilities	(10,387)	(1,530)
Change in fair value of contingent consideration	(41)	(101)
Other	1,229	(547)
Changes in operating assets and liabilities
Accounts receivable	(21,185)	5,482
Prepaid expenses and other assets	1,254	(731)
Accounts payable, accrued and other liabilities	(8,915)	(5,237)
Deferred revenue	42,072	(721)
Deferred hosting costs	2,323	2,206
Net cash provided by (used in) operating activities	17,346	(4,297)
Investing activities
Purchases of property and equipment	(8,119)	(9,938)
Capitalized internal-use software	(1,225)	(1,418)
Maturities of available-for-sale securities	11,123	32,158
Sales of available-for-sale securities	582	43,116
Purchases of available-for-sale securities	—	(28,043)
Business acquisition, net of cash acquired	—	(1,068)
Purchases of licensed imagery intangible assets	(621)	(4,024)
Other	—	(300)
Net cash provided by investing activities	1,740	30,483
Financing activities
Proceeds from the exercise of common stock options	2,962	20
Payments for withholding taxes related to the net share settlement of equity awards	(5,264)	(2,015)
Proceeds from employee stock purchase program	346	—
Payments of contingent consideration for business acquisitions	(4,820)	—
Other	(2,383)	(380)
Net cash used in financing activities	(9,159)	(2,375)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	5,683	(276)
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	15,610	23,535
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	129,994	102,198
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$145,604	$125,733

PLANET
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (unaudited)

	Three Months Ended April 30,
(in thousands)	2025	2024
Net loss	$(12,628)	$(29,293)
Interest income	(1,884)	(3,107)
Income tax provision	928	442
Depreciation and amortization	11,082	13,103
Change in fair value of warrant liabilities	(10,387)	(1,530)
Stock-based compensation	12,542	13,072
Restructuring costs	20	—
Certain litigation expenses (1)	326	—
Other (income) expense, net	1,200	(1,083)
Adjusted EBITDA	$1,199	$(8,396)
(1) Expenses relating to the Delaware class action lawsuit.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended April 30,
(in thousands)	2025	2024
Reconciliation of cost of revenue:
GAAP cost of revenue	$29,662	$28,757
Less: Stock-based compensation	1,541	876
Less: Amortization of acquired intangible assets	691	789
Less: Restructuring costs	15	—
Non-GAAP cost of revenue	$27,415	$27,092

Reconciliation of gross profit:
GAAP gross profit	$36,603	$31,683
Add: Stock-based compensation	1,541	876
Add: Amortization of acquired intangible assets	691	789
Add: Restructuring costs	15	—
Non-GAAP gross profit	$38,850	$33,348
GAAP gross margin	55%	52%
Non-GAAP gross margin	59%	55%

Reconciliation of operating expenses:
GAAP research and development	$23,074	$25,589
Less: Stock-based compensation	4,037	5,163
Non-GAAP research and development	$19,037	$20,426
GAAP sales and marketing	$16,314	$21,485
Less: Stock-based compensation	1,929	2,403
Less: Amortization of acquired intangible assets	92	217
Less: Restructuring costs	6	—
Non-GAAP sales and marketing	$14,287	$18,865
GAAP general and administrative	$19,986	$19,180
Less: Stock-based compensation	5,035	4,630
Less: Amortization of acquired intangible assets	29	79
Less: Restructuring costs	(1)	—
Less: Certain litigation expenses	326	—
Non-GAAP general and administrative	$14,597	$14,471

Reconciliation of loss from operations
GAAP loss from operations	$(22,771)	$(34,571)
Add: Stock-based compensation	12,542	13,072
Add: Amortization of acquired intangible assets	812	1,085
Add: Restructuring costs	20	—
Add: Certain litigation expenses	326	—
Non-GAAP loss from operations	$(9,071)	$(20,414)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2025	2024
Reconciliation of net loss
GAAP net loss	$(12,628)	$(29,293)
Add: Stock-based compensation	12,542	13,072
Add: Amortization of acquired intangible assets	812	1,085
Add: Restructuring costs	20	—
Add: Certain litigation expenses	326	—
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net income (loss)	$1,072	$(15,136)

Reconciliation of net loss per share, diluted
GAAP net loss	$(12,628)	$(29,293)
Non-GAAP net income (loss)	$1,072	$(15,136)

GAAP net loss per share, basic and diluted (1)	$(0.04)	$(0.10)
Add: Stock-based compensation	0.04	0.05
Add: Amortization of acquired intangible assets	—	—
Add: Restructuring costs	—	—
Add: Certain litigation expenses	—	—
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net income (loss) per share, diluted (2) (3)	$—	$(0.05)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	300,267,952	288,268,718
Weighted-average shares used in computing Non-GAAP net income (loss) per share, diluted (2)	314,969,299	288,268,718

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(2) Non-GAAP net income (loss) per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for the three months ended April 30, 2024 as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.
(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
Note: In connection with the preparation of this earnings release, we identified immaterial errors in the Non-GAAP net loss per share previously reported on December 9, 2024 and March 20, 2025. The errors related to the application of income tax effects on non-GAAP adjustments. The corrected Non-GAAP net loss per share amounts and periods impacted are as follows:
–Three months ended October 31, 2024: ($0.03) (previously reported as ($0.02))
–Three months ended January 31, 2025: ($0.07) (previously reported as ($0.08))
–Fiscal year ended January 31, 2025: ($0.21) (previously reported as ($0.20))
While the corrected amounts are not presented in the tables herein, we are disclosing the corrections for transparency. The corrections had no impact on our previously reported GAAP financial results, including GAAP net loss or GAAP net loss per share.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

(in thousands)	April 30, 2025	January 31, 2025
Remaining performance obligations	$451,928	$412,829
Cancelable amount of contract value	75,119	90,920
Backlog	$527,047	$503,749
For remaining performance obligations and Backlog as of April 30, 2025, the Company expects to recognize approximately 45% over the next 12 months, approximately 76% over the next 24 months, and the remainder thereafter.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles free cash flow to net cash provided by (used in) operating activities for the periods indicated:

	Three Months Ended April 30,
(in thousands)	2025	2024
Net cash provided by (used in) operating activities	$17,346	$(4,297)
Purchases of property and equipment	(8,119)	(9,938)
Capitalized internal-use software	(1,225)	(1,418)
Free cash flow	$8,002	$(15,653)

Investor Contact

Chris Genualdi / Cleo Palmer-Poroner
Planet Labs PBC
ir@planet.com

Press Contact

Claire Bentley Dale
Planet Labs PBC
comms@planet.com